Exhibit 3.58

CERTIFICATE OF FORMATION OF A

LIMITED PARTNERSHIP

1.	The entity being formed by this Certificate of Formation is a Texas limited partnership. The name of the entity is: R. K HALL CONSTRUCTION, LTD. which is a Texas limited partnership.

2.	The street address of this entity’s registered office in Texas is (a P.O. Box is not sufficient):

2165 NW Loop 286, Paris, Texas, 75460

and the name of its individual registered agent, who is a resident of the State of Texas, is:

Robert K. Hall

3.	The principal office in the United States where records of the limited partnership are to be kept or made available under Section 153.551 of the Texas Business Organizations Code is:

2165 NW Loop 286, Paris, Texas, 75460

4.	The name, the mailing address, and the street address of the business or residence of each general partner, each general partner being the governing authority of the limited partnership, is as follows:

NAME	MAILING ADDRESS	STREET ADDRESS
RKH CAPITAL, L.L.C.	2165 NW Loop 286	2165 NW Loop 286
	Paris, Texas, 75460	Paris, Texas, 75460

5.	R. K. HALL CONSTRUCTION, LTD. is being created pursuant to a Certificate of Conversion and related Plan of Conversion which was approved, adopted, certified, executed, and acknowledged by the members of R. K. HALL CONSTRUCTION, L.L.C., the Converting Entity, in the manner prescribed by the Texas Business Organizations Code.

6.	The name, address, form of organization and date of organization of the Converting Entity and the state under the laws of which it is organized is:

Name of Converting Entity	Type	State	Date of Organization
R. K. Hall Construction, L.L.C.	Limited Liability	Texas	February 11, 2005
2165 NW Loop 286	Company
Paris, Texas, 75460

7.	This Certificate of Formation becomes effective when it is filed with the Office of the Texas Secretary of State.

Date Signed: This the 28 day of March, 2006.

The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument.

GENERAL PARTNER:

By:	/s/ Robert K. Hall
Robert K. Hall, President of RKH CAPITAL, L.L.C., General Partner